Exhibit 99.1

GCT Semiconductor Announces $11 Million

Registered Direct Offering

SAN JOSE, CA - May 15, 2025 – GCT Semiconductor Holding, Inc. (“GCT” or the “Company”) (NYSE: GCTS), a leading designer and supplier of advanced 5G and 4G semiconductor solutions, today announced that it has entered into a definitive agreement for the purchase and sale of an aggregate of 7,006,370 shares of its common stock and warrants to purchase up to 10,509,555 shares of common stock at a combined purchase price of $1.57 per share and accompanying warrant in a registered direct offering priced at the market under NYSE rules.

The warrants will have an exercise price of $1.71 per share, will become exercisable six months from issuance and will expire five years following such initial date of exercise. The offering is expected to close on or about May 16, 2025, subject to the satisfaction of customary closing conditions.

Roth Capital Partners is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be approximately $11 million, before deducting placement agent fees and other offering expenses payable by the Company. GCT intends to use the net proceeds from the offering for working capital and other general corporate purposes.

A shelf registration statement on Form S-3 (File No. 333-286316) relating to the securities being offered was originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 1, 2025, and declared effective on April 9, 2025. The offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the shelf registration statement. The final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and accompanying prospectus, when filed, may be obtained on the SEC’s website at www.sec.gov or by contacting Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, or by email at rothecm@roth.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About GCT Semiconductor

GCT Semiconductor is a leading fabless designer and supplier of advanced 5G and 4G LTE semiconductor solutions. GCT’s market-proven solutions have enabled fast and reliable 4G LTE connectivity to numerous commercial devices such as CPEs, mobile hotspots, routers, M2M applications, smartphones, etc., for the world’s top wireless carriers. GCT’s system-on-chip solutions integrate radio frequency, baseband modem and digital signal processing functions, therefore offering complete 4G and 5G platform solutions with small form factors, low power consumption, high performance, high reliability, and cost-effectiveness. For more information, visit www.gctsemi.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or GCT Semiconductor’s future performance. Forward-looking statements contained in this news release include statements about GCT Semiconductor’s registered direct offering and intended use of the net proceeds from the offering. All forward-looking statements reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements.

These risks, uncertainties, and other factors include, among others: the risk that the closing of the offering may not occur as expected or at all; the use of proceeds may differ from management’s current expectations; risks associated with GCT Semiconductor’s product development and commercialization efforts; the ability to compete effectively in the semiconductor industry; changes in market demand for 5G and LTE semiconductor solutions; general economic, political, and market conditions, including the impact of global supply chain disruptions, pandemics, natural disasters, acts of terrorism, war, or other conflicts. These and other risks and uncertainties are described in GCT Semiconductor’s quarterly report on Form 10-Q for its most recently completed quarter ended March 31, 2025, filed on May 14, 2025 and the other filings it makes with the SEC from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties, and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent GCT Semiconductor’s assumptions, expectations, and beliefs only as of the date they are made, and except as required by law, GCT Semiconductor undertakes no obligation to revise or update any forward-looking statements for any reason.

Contacts:

•	Investor relations website: investors.gctsemi.com

•	Investor relations contact: Gateway Group, Matt Glover & Ralf Esper, GCT@gateway-grp.com

•	Media contact: Sophie Heerinckx, sheerinckx@gctsemi.com